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Statement Re Computation of Per Share Earnings                      Exhibit 11

The Caldor Corporation and Subsidiaries
(dollars in thousands, except share and per share data)

                                                    Year Ended              Year Ended                 Year Ended
                                                    January 31,             February 1,                February 3,
                                                       1998                    1997                       1996
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
BASIC AND DILUTED EPS:

Net loss                                          $     (132,609)          $     (185,325)          $     (30l,028)
                                                  ==============           ==============           ==============

Weighted average number of common shares
         outstanding                                  16,911,009               16,994,234               16,902,339
                                                  ==============           ==============           ==============

Basic and diluted loss per share                  $        (7.84)          $       (10.91)          $       (17.81)
                                                  ==============           ==============           ==============


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